LNR

Partners, LLC(logo)

ANNUAL STATEMENT OF COMPLIANCE OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2017 and ending on December 31, 2017 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC, a Florida limited liability company

By	\s\ Job Warshaw
Job Warshaw President

1601 Washington Avenue ● Suite 700 ● Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 ● Fax: (305) 695-5601

Schedule I

GSMS 2014-GC19

GS Mortgage Securities Corporation II, Commercial Mortgage Pass Through Certificates, Series 2014-GC19

(Cityscape-East Office/Retail Mortgage Loan and 1500 Spring Garden Mortgage Loan under GSMS 2014-GC18)

Fitch Ratings Inc.

33 Whitehall Street

Attention: Commercial Mortgaged Surveillance

New York NY 10004

General Contact

Kroll Bond Rating Agency, Inc.,

845 Third Avenue, 4th Floor

Attention: CMBS Surveillance

New York NY 10022

General Contact

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillance Group

New York NY 10007

General Contact

Park Bridge Lender Services LLC

Winston & Strawn LLP

200 Park Avenue

New York NY 10178

Bola O. Oloko

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

Att: GSMS 2014-GC19- Surveillance Manager

New York NY 10016

David Rodgers

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

Att: GSMS 2014-GC19

New York NY 10016

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices

U.S. Bank National Association

Corporation Trust Services

190 south LaSalle Street, 7th Floor

Mail Station: MK-IL-SL7C

Chicago, IL 60603

Attention: Nick Xeros